UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            CORRIENTE RESOURCES INC.
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             (Exact name of Registrant as specified in its charter)


         British Columbia                        Not Applicable
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   (Province of incorporation                   (I.R.S. Employer
        or organization)                       Identification No.)

Suite 520-800 West Pender Street, Vancouver, British Columbia, V6C 2V6, Canada
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                    (Address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class              Name of each exchange on which
       to be so registered              each class is to be registered

   Common Shares, no par value             American Stock Exchange

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     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]


     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]


     Securities Act registration statement file number to which this form relates, if any:

                                     None

     Securities to be registered pursuant to Section 12(g) of the Act:

                                     None

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                               EXPLANATORY NOTE


The common shares of Corriente Resources Inc., a British Columbia corporation (the "Company"), are registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company's initial Registration Statement on Form 40-F was declared effective as of February 21, 2006.

The purpose of this Form 8-A filing is to convert the registration of the Company's common shares from a registration under Section 12(g) of the Exchange Act to a registration under Section 12(b) of the Exchange Act.


Item 1.    Description of Registrant's Securities to be Registered

The securities to be registered are common shares, no par value. They rank equally as to dividends, voting power and participation in assets and in all other respects, on liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs after the Company has paid out its liabilities. The holders of the common shares are entitled to one vote for each share on all matters to be voted on at any meeting of the shareholders of the Company. The Company does not currently pay dividends on the common shares. Any determination to pay dividends in the future is at the discretion of the Company's board of directors and will be made based upon the Company's financial condition and other factors deemed relevant by the board of directors.


Item 2.    Exhibits

3.1        Notice of Articles of the Registrant, dated June 28, 2004.

3.2        Articles of the Registrant, dated May 10, 2004.

3.3        Notice of Alteration to Articles, dated June 24, 2004.

3.4        Notice of Alteration to Articles, dated June 24, 2004


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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        CORRIENTE RESOURCES INC.


                                         By: /s/ Darryl F. Jones
                                              ---------------------------------
                                              Name:  Darryl F. Jones
                                              Title: Chief Financial Officer


Dated: April 3, 2006


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                                 EXHIBIT INDEX


Exhibit No.       Description
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3.1               Notice of Articles of the Registrant, dated June 28, 2004.

3.2               Articles of the Registrant, dated May 10, 2004.

3.3               Notice of Alteration to Articles, dated June 24, 2004.

3.4               Notice of Alteration to Articles, dated June 24, 2004